Intercreditor Agreement

                                  Dated as of

                                  May 1, 1997

                                     AMONG

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                        not in its individual capacity
                 but solely as Pass Through Trustee under the
           Federal Express Corporation Pass Through Trust 1997-1-A,
            Federal Express Corporation Pass Through Trust 1997-1-B
                                      and
            Federal Express Corporation Pass Through Trust 1997-1-C

                       KREDIETBANK N.V., NEW YORK BRANCH

                       as Class A Liquidity Provider and
                          Class B Liquidity Provider

                                      AND

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                     not in its individual capacity except
                       as expressly set forth herein but
              solely as Subordination Agent and trustee hereunder


                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.1   Definitions............................................  2


                                  ARTICLE II

                       TRUST ACCOUNTS; CONTROLLING PARTY

      SECTION 2.1   Agreement to Terms of Subordination; Payments from
                    Monies Received Only................................... 20
      SECTION 2.2   Trust Accounts......................................... 21
      SECTION 2.3   Deposits to the Collection Account and Special Payments
                    Account................................................ 22
      SECTION 2.4   Distributions of Special Payments...................... 22
      SECTION 2.5   Designated Representatives............................. 25
      SECTION 2.6   Controlling Party...................................... 25


                                  ARTICLE III

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                               AMOUNTS RECEIVED

      SECTION 3.1   Written Notice of Distribution......................... 27
      SECTION 3.2   Distribution of Amounts on Deposit in the Collection
                    Account................................................ 29
      SECTION 3.3   Distribution of Amounts on Deposit Following a
                    Triggering Event....................................... 30
      SECTION 3.4   Other Payments......................................... 32
      SECTION 3.5   Payments to the Pass Through Trustee and the Liquidity
                    Providers.............................................. 32
      SECTION 3.6   Liquidity Facilities................................... 32


                                  ARTICLE IV

                             EXERCISE OF REMEDIES

      SECTION 4.1   Directions from the Controlling Party.................. 38
      SECTION 4.2   Remedies Cumulative.................................... 39
      SECTION 4.3   Discontinuance of Proceedings.......................... 40
      SECTION 4.4   Right of Certificateholders and Liquidity Providers to
                    Receive Payments Not to Be Impaired.................... 40
      SECTION 4.5   Undertaking for Costs.................................. 40


                                   ARTICLE V

                      DUTIES OF THE SUBORDINATION AGENT;
                 AGREEMENTS OF THE PASS THROUGH TRUSTEE, ETC.

      SECTION 5.1   Notice of Indenture Event of Default or Triggering
                    Event.................................................. 40
      SECTION 5.2   Indemnification........................................ 41
      SECTION 5.3   No Duties Except as Specified in Intercreditor
                    Agreement.............................................. 41
      SECTION 5.4   Notice from the Liquidity Providers and the Pass
                    Through Trustee........................................ 42


                                  ARTICLE VI

                            THE SUBORDINATION AGENT

      SECTION 6.1   Authorization, Acceptance of Trusts and Duties......... 42
      SECTION 6.2   Absence of Duties...................................... 42
      SECTION 6.3   No Representations or Warranties as to Documents....... 42
      SECTION 6.4   No Segregation of Monies; No Interest.................. 43
      SECTION 6.5   Reliance; Agents; Advice of Counsel.................... 43
      SECTION 6.6   Capacity in Which Acting............................... 44
      SECTION 6.7   Compensation........................................... 44
      SECTION 6.8   May Become Certificateholder........................... 44
      SECTION 6.9   Subordination Agent Required; Eligibility.............. 44
      SECTION 6.10  Money to Be Held in Trust.............................. 44


                                  ARTICLE VII

                    INDEMNIFICATION OF SUBORDINATION AGENT

      SECTION 7.1   Scope of Indemnification............................... 45


                                 ARTICLE VIII

                         SUCCESSOR SUBORDINATION AGENT

      SECTION 8.1   Replacement of Subordination Agent; Appointment of
                    Successor.............................................. 45


                                  ARTICLE IX

                          SUPPLEMENTS AND AMENDMENTS

      SECTION 9.1   Amendments, Waivers, Etc............................... 47
      SECTION 9.2   Subordination Agent Protected.......................... 48
      SECTION 9.3   Effect of Supplemental Agreements...................... 48
      SECTION 9.4   Notice to Rating Agencies.............................. 48


                                   ARTICLE X

                                 MISCELLANEOUS

      SECTION 10.1  Termination of Intercreditor Agreement................. 48
      SECTION 10.2 Intercreditor Agreement for Benefit of the Pass Through Trustees, Liquidity Providers and Subordination Agent.. 49
      SECTION 10.3  Notices................................................ 49
      SECTION 10.4  Severability........................................... 50
      SECTION 10.5  No Oral Modifications or Continuing Waivers............ 50
      SECTION 10.6  Successors and Assigns................................. 50
      SECTION 10.7  Headings............................................... 50
      SECTION 10.8  Counterpart Form....................................... 50
      SECTION 10.9  Subordination.......................................... 50
      SECTION 10.10 GOVERNING LAW.......................................... 52
      SECTION 10.11 Submission to Jurisdiction; Waiver of Jury Trial;
                    Waiver of Immunity..................................... 52

Schedule 1  Indentures
Schedule 2  Participation Agreements


                            INTERCREDITOR AGREEMENT

            INTERCREDITOR AGREEMENT dated as of May 1, 1997, among FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("Pass Through Trustee"), not in its individual capacity but solely as Trustee of each Pass Through Trust (each as defined below), KREDIETBANK N.V., acting through its New York Branch ("Liquidity Provider"), as Class A Liquidity Provider and as Class B Liquidity Provider, and FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the "Subordination Agent").

            WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

            WHEREAS, pursuant to each Indenture, the related Owner Trustee proposes to issue on a nonrecourse basis three series of Equipment Trust Certificates to finance, or refinance the current indebtedness of such Owner Trustee originally incurred to finance, the purchase of the Aircraft referred to in such Indenture, which has been or will be leased to Federal Express Corporation pursuant to the related Lease;

            WHEREAS, pursuant to the Participation Agreements, each Pass Through Trust will acquire those Equipment Trust Certificates having an interest rate equal to the interest rate applicable to the Pass Through Certificates to be issued by such Pass Through Trust;

            WHEREAS, pursuant to the Pass Through Agreement, each Pass Through Trust created thereby proposes to issue a single class of Pass Through Certificates (a "Class") bearing the interest rate and having the final distribution date described in the relevant series supplement on the terms and subject to the conditions set forth therein;

            WHEREAS, pursuant to the Underwriting Agreement, the Underwriters propose to purchase the Pass Through Certificates issued by each Pass Through Trust in the aggregate face amount set forth opposite the name of such Pass Through Trust on Schedule I thereto on the terms and subject to the conditions set forth therein;

            WHEREAS, each Liquidity Provider proposes to enter into a revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent, as agent for the Pass Through Trustee of each Pass Through Trust, for the benefit of the Certificateholders of both the Class A Pass Through Trust and the Class B Pass Through Trust (but not the Class C Pass Through Trust); and

            WHEREAS, it is a condition precedent to the obligations of the Underwriters under the Underwriting Agreement that the Subordination Agent, the Pass Through Trustee and the Liquidity Providers agree to the terms of subordination set forth in this Agreement in respect of each Class of Pass Through Certificates, and the Subordination Agent, the Pass Through Trustee and the Liquidity Providers, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (2) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

            (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

            (4) the term "including" shall mean "including without limitation".

            "Acceleration" means, with respect to the amounts payable in respect of the Equipment Trust Certificates issued under any Indenture, the declaration or deemed declaration of such amounts to be immediately due and payable. "Accelerate", "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

            "Adjusted Expected Distributions" means with respect to the Pass Through Certificates of any Class on any Current Distribution Date the sum of (x) the amount of accrued and unpaid interest on such Pass Through Certificates plus (y) the greater of:

                  (A) the difference between (x) the Pool Balance of such Pass Through Certificates as of the immediately preceding Distribution Date and (y) the Pool Balance of such Pass Through Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Trust Certificates held in such Pass Through Trust has been paid in full and such payments have been distributed to the holders of such Pass Through Certificates; (ii) the principal of the Performing Equipment Trust Certificates has been paid when due (but without giving effect to any acceleration of Performing Equipment Trust Certificates) and has been distributed to the holders of such Pass Through Certificates; and (iii) the principal of any Equipment Trust Certificates formerly held in such Pass Through Trust which have been sold pursuant to the terms hereof have been paid in full and such payments have been distributed to the holders of such Pass Through Certificates; and

                  (B) the amount, if any, by which (i) the Pool Balance of such Class of Pass Through Certificates as of the immediately preceding Distribution Date exceeds (ii) the Aggregate LTV Collateral Amount for such Class of Pass Through Certificates for the Current Distribution Date;

      provided that, until the date of the initial LTV Appraisals, clause (B) above shall not be applicable.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate LTV Collateral Amount" means, for any Class of Pass Through Certificates for any Distribution Date, the sum of the applicable LTV Collateral Amounts for each Aircraft minus the Pool Balance for each Class of Pass Through Certificates, if any, senior to such Class after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes.

            "Aircraft" means, with respect to any Indenture, the "Aircraft" referred to therein.

            "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft.

            "Appraisers" means Aircraft Information Services, Inc., Simat, Helliesen & Eichner, Inc. and Morten Beyer and Associates, Inc.

            "Available Amount" means, with respect to any Liquidity Facility on any drawing date, an amount equal to (a) the Stated Amount of such Liquidity Facility, less (b) the amount of each Interest Drawing honored by the Liquidity Provider under such Liquidity Facility on or prior to such date which has not been reimbursed or reinstated as of such date; provided that, following a Downgrade Drawing or a Final Drawing under such Liquidity Facility, the Available Amount of such Liquidity Facility shall be zero.

            "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Memphis, Tennessee, New York, New York, or the city and state in which the Pass Through Trustee, the Subordination Agent or any Indenture Trustee maintains its Corporate Trust Office or receives and disburses funds.

            "Cash Account" means the Class A Cash Account, the Class B Cash Account or the Class C Cash Account, as applicable.

            "Certificateholder" means any holder of one or more Pass Through Certificates.

            "Class" has the meaning assigned to such term in the preliminary statements to this Agreement.

            "Class A Cash Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class A Liquidity Facility pursuant to
      Section 3.6(c) or 3.6(i) shall be deposited.

            "Class A Liquidity Facility" means, initially, the irrevocable revolving credit agreement dated as of May 1, 1997, between the Subordination Agent, as agent of the Pass Through Trustee of the Class A Pass Through Trust, and the Class A Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class A Liquidity Provider" means Kredietbank N.V., acting through its New York Branch, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class A Liquidity Facility pursuant to Section 3.6(e).

            "Class A Pass Through Certificateholder" means, at any time, any holder of one or more Class A Pass Through Certificates.

            "Class A Pass Through Certificates" means the certificates issued by the Class A Pass Through Trust, substantially in the form of Exhibit A to the Class A Supplement, and authenticated by the Pass Through Trustee of the Class A Pass Through Trust, representing fractional undivided interests in the Class A Pass Through Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class A Supplement.

            "Class A Pass Through Trust" means the Federal Express Corporation 1997-l-A Pass Through Trust created and administered pursuant to the Class A Supplement.

            "Class A Supplement" means the Pass Through Trust Agreement, dated as of May 1, 1997, between Federal Express Corporation and the Pass Through Trustee, as supplemented by the Series Supplement 1997-1-A between Federal Express Corporation and the Pass Through Trustee of the Class A Pass Through Trust, governing the creation and administration of the Class A Pass Through Trust and the issuance of the Class A
      Pass Through Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class B Cash Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class B Liquidity Facility pursuant to
      Section 3.6(c) or 3.6(i) shall be deposited.

            "Class B Liquidity Facility" means, initially, the irrevocable revolving credit agreement dated as of May 1, 1997, between the Subordination Agent, as agent of the Pass Through Trustee of the Class B Pass Through Trust, and the Class B Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class B Liquidity Provider" means Kredietbank N.V., acting through its New York Branch, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace the Class B Liquidity Facility pursuant to Section 3.6(e).

            "Class B Pass Through Certificateholder" means, at any time, any holder of one or more Class B Pass Through Certificates.

            "Class B Pass Through Certificates" means the certificates issued by the Class B Pass Through Trust, substantially in the form of Exhibit A to the Class B Supplement, and authenticated by the Pass Through Trustee of the Class B Pass Through Trust, representing fractional undivided interests in the Class B Pass Through Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Supplement.

            "Class B Pass Through Trust" means the Federal Express Corporation 1997-1-B Pass Through Trust created and administered pursuant to the Class B Supplement.

            "Class B Supplement" means the Pass Through Trust Agreement, dated as of May 1, 1997, between Federal Express Corporation and the Pass Through Trustee, as supplemented by the Series Supplement 1997-1-B between Federal Express Corporation and the Pass Through Trustee of the Class B Pass Through Trust, governing the creation and administration of the Class B Pass Through Trust and the issuance of the Class B Pass Through Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class C Pass Through Certificateholder" means, at any time, any holder of one or more Class C Pass Through Certificates.

            "Class C Pass Through Certificates" means the certificates issued by the Class C Pass Through Trust, substantially in the form of Exhibit A to the Class C Supplement, and authenticated by the Pass Through Trustee of the Class C Pass Through Trust, representing fractional undivided interests in the Class C Pass Through Trust, and any certificates issued in exchange therefor or in replacement thereof pursuant to the terms of the Class C Supplement.

            "Class C Pass Through Trust" means the Federal Express Corporation 1997-l-C Pass Through Trust created and administered pursuant to the Class C Supplement.

            "Class C Supplement" means the Pass Through Trust Agreement, dated as of May 1, 1997, between Federal Express Corporation and the Pass Through Trustee as supplemented by the Series Supplement 1997-1-C between Federal Express Corporation and the Pass Through Trustee of the Class C Pass Through Trust, governing the creation and administration of the Class C Pass Through Trust and the issuance of the Class C Pass Through Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Closing Date" means May 28, 1997.

            "Collection Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2 which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

            "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 2.6.

            "Corporate Trust Office" means, with respect to any Pass Through Trustee, the Subordination Agent or any Indenture Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

            "Current Distribution Date" means a Distribution Date specified as a reference date for calculating the Adjusted Expected Distributions or Expected Distributions with respect to the Pass Through Certificates of any Pass Through Trust as of such Distribution Date.

            "Designated Representatives" means the Trustee Representatives and the LP Representatives identified under Section 2.5.

            "Distribution Date" means a Regular Distribution Date or a Special Distribution Date.

            "Dollars" or "$" means United States dollars.

            "Downgrade Drawing" has the meaning assigned to such term in
      Section 3.6(c).

            "Downgraded Facility" has the meaning assigned to such term in
      Section 3.6(c).

            "Drawing" means an Interest Drawing, a Final Drawing or a Downgrade Drawing, as the case may be.

            "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of setoff and counterclaim with respect to such account; and provided further that no Cash Account may be maintained with a Liquidity Provider at any time Federal Express Corporation holds any participation in the related Liquidity Facility unless written confirmation shall have been received from each Rating Agency prior to such time to the effect that such maintenance of the Cash Account with the Liquidity Provider will not result in a withdrawal or downgrading of the ratings of the Pass Through Certificates.

            "Eligible Institution" means, subject to the last sentence of
      Section 2.2(c), (a) the corporate trust department of the Subordination Agent or any Pass Through Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent; provided that a Liquidity Provider shall not qualify as an Eligible Institution at any time Federal Express Corporation holds any participation in the related Liquidity Facility unless written confirmation shall have been received from each Rating Agency to the effect that such Liquidity Provider's status as an Eligible Institution will not result in a withdrawal or downgrading of the ratings of the Pass Through Certificates.

            "Equipment Trust Certificates" means, at any time, the Series A Equipment Trust Certificates, the Series B Equipment Trust Certificates and the Series C Equipment Trust Certificates, collectively, and in each case, any Equipment Trust Certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

            "Expected Distributions" means, with respect to the Pass Through Certificates of any Pass Through Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (1) the principal of the Equipment Trust Certificates held in such Pass Through Trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (2) the principal of any Equipment Trust Certificates formerly held in such Pass Through Trust that have been sold pursuant to this Agreement has been paid in full and such payments distributed to the Certificateholders. For purposes of calculating Expected Distributions, any premium paid on the Equipment Trust Certificates held in any Pass Through Trust which has not been distributed to the Certificateholders of such Pass Through Trust (other than such premium or a portion thereof applied to the payment of interest on the Pass Through Certificates of such Pass Through Trust or the reduction of the Pool Balance of such Pass Through Trust) shall be added to the amount of such Expected Distributions.

            "Federal Express Corporation" means Federal Express Corporation, a Delaware corporation, and its successors and assigns.

            "Federal Express Corporation Bankruptcy Event" means the occurrence and continuation of any of the following:

                  (a) an order for relief shall be entered in respect of Federal Express Corporation by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter in effect; or Federal Express Corporation shall consent to the appointment of a custodian, receiver, trustee or liquidator of itself or of a substantial part of its property; or Federal Express Corporation is not paying, or shall admit in writing its inability to pay, its debts generally as they come due or shall make a general assignment for the benefit of creditors; or Federal Express Corporation shall file, or the Board of Directors of Federal Express Corporation shall authorize the filing of, or grant one or more persons authority (at their discretion) to make a filing for, a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Federal Express Corporation in any such proceeding; or Federal Express Corporation shall file, or the Board of Directors of Federal Express Corporation shall authorize Federal Express Corporation to, or grant one or more persons authority (at their discretion) to, seek relief by voluntary petition, answer or consent, under the provisions of any other or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

                  (b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Federal Express Corporation, a custodian, receiver, trustee, or liquidator of Federal Express Corporation or of any substantial part of its property, or sequestering any substantial part of the property of Federal Express Corporation, or granting any other relief in respect of Federal Express Corporation under the federal bankruptcy laws or other insolvency laws, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed or unvacated for a period of 60 days after the date of its entry; or

                  (c) a petition against Federal Express Corporation in a proceeding under the federal bankruptcy law or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within 60 days, or under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Federal Express Corporation, any court of competent jurisdiction shall assume jurisdiction, custody or control of Federal Express Corporation or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished or unterminated for 60 days.

            "Final Distributions" means, with respect to the Pass Through Certificates of any Pass Through Trust on any Distribution Date, the sum of (a) the aggregate amount of all accrued and unpaid interest on such Pass Through Certificates and (b) the Pool Balance of such Pass Through Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions, any premium paid on the Equipment Trust Certificates held in any Pass Through Trust which has not been distributed to the Certificateholders of such Pass Through Trust shall be added to the amount of such Final Distributions.

            "Final Drawing" means, in respect of a Liquidity Facility, a borrowing or drawing of all available and undrawn amounts under such Liquidity Facility in accordance with the provisions thereof other than a Downgrade Drawing.

            "Final Legal Distribution Date" means, July 15, 2019 for the Class A Pass Through Certificates, July 15, 2019 for the Class B Pass Through Certificates and January 15, 2014 for the Class C Pass Through Certificates.

            "Indenture" means each Trust Indenture and Security Agreement listed on Schedule I hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Indenture Event of Default" means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

            "Indenture Trustee" means, with respect to any Indenture, First Security Bank, National Association, together with any other indenture trustee appointed pursuant thereto.

            "Interest Drawing" has the meaning assigned to such term in
      Section 3.6(a).

            "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

            "Lease" means, with respect to any Indenture, the "Lease" referred to therein.

            "Lien" means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

            "Liquidity Event of Default", with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

            "Liquidity Expenses" means all Liquidity Obligations other than
      (i) the principal amount of any Drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

            "Liquidity Facility" means, at any time, the Class A Liquidity Facility or the Class B Liquidity Facility, as applicable.

            "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities and Articles 8, 9 and 10 of the Participation Agreements.

            "Liquidity Provider" means, at any time, the Class A Liquidity Provider or the Class B Liquidity Provider, as applicable.

            "LP Incumbency Certificate" has the meaning assigned to such term in Section 2.5(b).

            "LP Representatives" has the meaning assigned to such term in
      Section 2.5(b).

            "LTV Appraisal" means a current fair market appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

            "LTV Collateral Amount" of any Aircraft for any Class of Pass Through Certificates on any Distribution Date means the lesser of (i) the LTV Ratio for such Class of Pass Through Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under the related Lease, the amount of the insurance proceeds paid or payable to the Indenture Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Trust Certificates secured by such Aircraft after giving effect to any principal payments of such Equipment Trust Certificates on or before such Distribution Date.

            "LTV Ratio" means for the Class A Pass Through Certificates 39.7%, for the Class B Pass Through Certificates 54.5% and for the Class C Pass Through Certificates 71.0%.

            "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Trust Certificates issued in respect of such Aircraft, at any time, the lesser of (a) 75% of the Appraised Current Market Value of such Aircraft based upon the most recent LTV Appraisal and (b) the aggregate outstanding principal amount of such Equipment Trust Certificates, plus accrued and unpaid interest thereon.

            "Moody's" means Moody's Investors Service, Inc.

            "Non-Controlling Party" means, at any time, the Pass Through Trustee or the Liquidity Provider which is not the Controlling Party at such time.

            "Non-Extension Drawing" has the meaning provided in Section
      3.6(d).

            "Non-Performing Equipment Trust Certificates" means Equipment Trust Certificates other than Performing Equipment Trust
      Certificates.

            "Officer's Certificate" of any Person means a certification signed by a Responsible Officer of such Person.

            "Operative Agreements" means this Agreement, the Participation Agreements, the Pass Through Agreement, and any other document which is an "Operative Agreement" under any Participation Agreement.

            "Outstanding" means, when used with respect to each Class of Pass Through Certificates, as of the date of determination, all Pass Through Certificates of such Class theretofore authenticated and delivered under the related Pass Through Agreement, except:

                  (i) Pass Through Certificates of such Class theretofore cancelled by the Registrar (as defined in such Pass Through Agreement) or delivered to the Pass Through Trustee thereunder or such Registrar for cancellation;

                  (ii) Pass Through Certificates of such Class for which money in the full amount required to make the final distribution with respect to such Pass Through Certificates pursuant to Section
            11.01 of such Pass Through Agreement has been theretofore deposited with the Pass Through Trustee in trust for the holders of such Pass Through Certificates as provided in Section 4.01 of such Pass Through Agreement pending distribution of such money to such Certificateholders pursuant to such final distribution payment; and

                  (iii) Pass Through Certificates of such Class in exchange
            for or in lieu of which other Pass Through Certificates have been authenticated and delivered pursuant to such Pass Through Agreement;

      provided, however, that in determining whether the holders of the requisite Outstanding amount of such Pass Through Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Pass Through Certificates owned by Federal Express Corporation or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Pass Through Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Pass Through Certificates that the Pass Through Trustee knows to be so owned shall be so disregarded. Pass Through Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Pass Through Trustee the pledgee's right so to act with respect to such Pass Through Certificates and that the pledgee is not Federal Express Corporation or any of its Affiliates.

            "Overdue Scheduled Payment" means any Scheduled Payment which is not in fact received by the Subordination Agent within five days of the Scheduled Payment Date relating thereto.

            "Owner Trustee" means, with respect to any Indenture, the Owner Trustee (as defined therein) not in its individual capacity but solely as trustee under the related owner trust agreement, together with any successor trustee appointed pursuant to such owner trust agreement.

            "Participation Agreements" means each of the Participation Agreements listed on Schedule 2 hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Pass Through Agreement" means the Pass Through Trust Agreement, dated as of May 1, 1997, between Federal Express Corporation and the Pass Through Trustee, as supplemented by the Series Supplement 1997-1-A, the Series Supplement 1997-1-B or the Series Supplement 1997-1-C.

            "Pass Through Certificate" means a Class A Pass Through Certificate, a Class B Pass Through Certificate or a Class C Pass Through Certificate, as applicable.

            "Pass Through Trust" means any of the Class A Pass Through Trust, the Class B Pass Through Trust or the Class C Pass Through Trust.

            "Pass Through Trustee" means, for the Class A, Class B and Class C Pass Through Trusts, First Security Bank, National Association, not in its individual capacity except as expressly set forth in the Class A, Class B and Class C Supplements, respectively, but solely as trustee under such supplements, together with any successor trustee appointed pursuant thereto.

            "Performing Certificate Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates.

            "Performing Equipment Trust Certificates" means Equipment Trust Certificates issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration thereof); provided that in the event of a bankruptcy proceeding involving Federal Express Corporation under Title 11 of the United States Code (the "Bankruptcy Code"), (i) any payment default existing during 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration, unless during such period the trustee in such proceeding or Federal Express Corporation refuses to assume or agree to perform its obligations under the Lease related to such Equipment Trust Certificates and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

            "Pool Balance" means, with respect to each Pass Through Trust or the Pass Through Certificates issued by any Pass Through Trust, as of any date, (i) the original aggregate face amount of the Pass Through Certificates of such Pass Through Trust less (ii) the aggregate amount of all payments made in respect of the Pass Through Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Pass Through Trust or the Pass Through Certificates issued by any Pass Through Trust as of any Distribution Date shall be computed after giving effect to any payment of principal, if any, on the Equipment Trust Certificates or other Trust Property held in such Pass Through Trust and the distribution thereof to be made on such date.

            "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

            "PTC Event of Default" means, with respect to each Pass Through Agreement, the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Pass Through Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Pass Through Certificates on any Distribution Date (unless, in the case of the Class A or Class B Certificates, the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the holders of the Pass Through Certificates entitled thereto).

            "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. Initially, the Rating Agencies shall consist of Moody's and Standard & Poor's.

            "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Pass Through Certificates below the then current rating for such Class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any Class of Pass Through Certificates.

            "Regular Distribution Dates" means each January 15 and July 15, commencing on July 15, 1997; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

            "Replacement Liquidity Facility" means, for the Class A Pass Through Trust or the Class B Pass Through Trust, an irrevocable revolving credit agreement in substantially the form of the initial Liquidity Facility for such Pass Through Trust, including reinstatement provisions or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Pass Through Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount equal to the Required Amount for such Liquidity Facility and issued by a Replacement Liquidity Provider, provided that, if a form of Liquidity Facility that is not substantially in the form of the replaced Liquidity Facility is to be used, Federal Express Corporation shall have received a satisfactory opinion of tax counsel satisfactory to Federal Express Corporation with respect to such form of Replacement Liquidity Facility (and a copy of such opinion shall be furnished to the Subordination Agent).

            "Replacement Liquidity Provider" means a Person having unsecured debt ratings by each Rating Agency which are equal to or higher than the Threshold Rating.

            "Required Amount" means, with respect to each Liquidity Facility and each Cash Account related thereto, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related Class of Pass Through Certificates, that would be payable on such Class of Pass Through Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Pass Through Certificates on such date and without regard to expected future payments of principal on such Class of Pass Through Certificates.

            "Responsible Officer" means (i) with respect to the Subordination Agent and the Pass Through Trustee, any officer in the corporate trust administration department of the Subordination Agent or the Pass Through Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with a particular subject and (ii) with respect to each Liquidity Provider, any authorized officer of such Liquidity Provider.

            "Scheduled Payment" means, with respect to (x) any Equipment Trust Certificates, (i) any payment of principal and interest on such Equipment Trust Certificates (other than an Overdue Scheduled Payment) due from the obligor thereon or (ii) any payment of interest on the corresponding Class of Pass Through Certificates with funds drawn under any Liquidity Facility, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Trust Certificates, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Trust Certificates, or both; provided that any payment of principal of, premium, if any, or interest resulting from the redemption or purchase of any Equipment Trust Certificates shall not constitute a Scheduled Payment and (y) the Pass Through Certificates of any Class shall be deemed to be comprised of interest and principal components, with the interest component equaling interest accrued at the Stated Interest Rate for such Class of Pass Through Certificates from (i) the later of (1) the date of the issuance thereof and (2) the most recent but preceding Regular Distribution Date to (ii) the Regular Distribution Date on which such Scheduled Payment is being made, such interest to be considered payable in arrears on such Regular Distribution Date and to be calculated and allocated in the same manner as interest on the Equipment Trust Certificates.

            "Scheduled Payment Date" means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

            "Series A Equipment Trust Certificates" means the 7.50% Series A Equipment Trust Certificates issued pursuant to each Indenture by the related Owner Trustee and authenticated by the Indenture Trustee thereunder, and any such Equipment Trust Certificates issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Series B Equipment Trust Certificates" means the 7.52% Series B Equipment Trust Certificates issued pursuant to each Indenture by the related Owner Trustee and authenticated by the Indenture Trustee thereunder, and any such Equipment Trust Certificates issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Series C Equipment Trust Certificates" means the 7.65% Series C Equipment Trust Certificates issued pursuant to each Indenture by the related Owner Trustee and authenticated by the Indenture Trustee thereunder, and any such Equipment Trust Certificates issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "Special Distribution Date" means, with respect to any Special Payment, the date chosen by the Subordination Agent pursuant to Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

            "Special Payment" means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Trust Certificates or the Trust Indenture Estate (as defined in each Indenture), including Overdue Scheduled Payments, payments in respect of the redemption or repurchase of any Equipment Trust Certificates and payments in respect of the sale of any Equipment Trust Certificates to the related Owner Trustee, Owner Participant or any other Person.

            "Special Payments Account" means the Eligible Deposit Account created pursuant to Section 2.2 as a sub-account in the Collection Account.

            "Specified Investments" means (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investor Service, Inc., respectively, or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve Systems arranged by federal funds brokers; and (e) overnight repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital surplus and undivided profits aggregating at least $500 million.

            "Standard & Poor's" means Standard & Poor's Rating Group, a division of McGraw-Hill Inc.

            "Stated Amount" with respect to any Liquidity Facility, means the Commitment (as defined in such Liquidity Facility) of the applicable Liquidity Provider thereunder.

            "Stated Interest Rate" means (i) with respect to the Class A Pass Through Certificates, 7.50% per annum, (ii) with respect to the Class B Pass Through Certificates, 7.52% per annum and (iii) with respect to the Class C Pass Through Certificates, 7.65%.

            "Subordination Agent" means First Security Bank, National Association, not in its individual capacity except as expressly set forth herein, but solely as agent and trustee as provided for in this Agreement, together with any successor appointed pursuant to Article VIII of this Agreement.

            "Tax" and "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation:
      taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

            "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's; provided that, in the event a person's short-term unsecured debt is not rated by either Moody's or Standard & Poor's, the long-term unsecured debt rating by Moody's and Standard & Poor's at least equal to the initial rating by each of Moody's and Standard & Poor's on the Class A Pass Through Certificates.

            "Triggering Event" means (x) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Pass Through Certificates then Outstanding, (y) the Acceleration of, or a failure to pay at final maturity, all of the outstanding Equipment Trust Certificates or (z) the occurrence of a Federal Express Corporation Bankruptcy Event.

            "Trust Accounts" has the meaning assigned to such term in Section 2.2(a).

            "Trustee Incumbency Certificate" has the meaning assigned to such term in Section 2.5(a).

            "Trustee Representatives" has the meaning assigned to such term in
      Section 2.5(a).

            "Underwriters" means Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

            "Underwriting Agreement" means the Underwriting Agreement dated May 22, 1997, among the Underwriters and Federal Express Corporation, relating to the purchase of the Pass Through Certificates by the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Written Notice" means, from (i) the Pass Through Trustee or Liquidity Provider, a written instrument executed by the Designated Representative of such Person, and (ii) the Subordination Agent, a written instrument executed by a Person designated in the Officer's Certificate of the Subordination Agent delivered on the Closing Date.
      An invoice delivered by a Liquidity Provider pursuant to Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.


                                  ARTICLE II

                       TRUST ACCOUNTS; CONTROLLING PARTY

            SECTION 2.1 Agreement to Terms of Subordination; Payments from Monies Received Only. (a) Each Pass Through Trustee hereby acknowledges and agrees to the terms of subordination set forth in this Agreement in respect of each Class of Pass Through Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Trust Certificates and the Liquidity Facilities to be applied in accordance with the terms of this Agreement. In addition, each Pass Through Trustee hereby agrees to cause the Equipment Trust Certificates purchased by the related Pass Through Trust to be registered in the name of the Subordination Agent, as nominee for such Pass Through Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

            (b) Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1, all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments or payments under Articles 8, 9 and 10 of the Participation Agreements, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each Pass Through Trustee and the Subordination Agent hereby agree and, as provided in each Pass Through Agreement, each Certificateholder, by its acceptance of a Pass Through Certificate, and each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and that none of the Pass Through Trustees, Owner Trustees, Indenture Trustees, Owner Participants nor the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Pass Through Agreement, any Liquidity Facility or such Pass Through Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Pass Through Trustee) as expressly provided in each Pass Through Agreement or (in the case of the Owner Trustees and the Indenture Trustees) as expressly provided in any Operative Agreement.

            SECTION 2.2 Trust Accounts. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name
(i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Pass Through Trustees, the Certificateholders and the Liquidity Providers and (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Pass Through Trustees, the Certificateholders and the Liquidity Providers. The Subordination Agent shall establish and maintain the Cash Accounts pursuant to and under the circumstances set forth in Section 3.6(f) hereof. Upon such establishment and maintenance under Section 3.6(f) hereof, the Cash Accounts shall, together with the Collection Account, constitute the "Trust Accounts" hereunder.

            (b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Specified Investments selected by the Subordination Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section
2.4 hereof, as the case may be, next following the date of such investment; provided, however, that following the making of a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest such amounts at the direction of the Liquidity Provider funding such Drawing and such Liquidity Provider shall use reasonable efforts to cause such amounts to be invested in Specified Investments which yield at least an amount equal to the interest (excluding the Applicable Margin) that is payable to such Liquidity Provider in respect of such amounts pursuant to Section 3.07 of the relevant Liquidity Facility (it being understood that it may not be feasible to obtain such a yield). Unless otherwise expressly provided in this Agreement (including, without limitation, with respect to Investment Earnings on deposit in the Cash Accounts, Section 3.6(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the principal amount of such investment is to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent's reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence. Specified Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

            (c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise provided herein with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Pass Through Trustees, the Certificateholders and the Liquidity Providers, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency may consent) establish a new Collection Account, Special Payments Account or Cash Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account or Cash Account, as the case may be. So long as the Subordination Agent is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

            SECTION 2.3 Deposits to the Collection Account and Special Payments Account. (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it.

            (b) The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Trust Certificates, deposit in the Special Payments Account the aggregate amount of such Special Payments.

            SECTION 2.4 Distributions of Special Payments. (a) Notice of Special Payment. Except as provided in Section 2.4(e) below, upon receipt by the Subordination Agent, as registered holder of the Equipment Trust Certificates, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Pass Through Trustee and the Liquidity Providers. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Trust Certificates or the amount of any Overdue Scheduled Payment, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Pass Through Trustee a Written Notice of such amount and the amount allocable to each Pass Through Trust. Such Written Notice shall also set the distribution date for such Special Payment (a "Special Distribution Date"), which shall be the first Business Day which follows the later to occur of (x) the 15th day after the date of such Written Notice or (y) the date the Subordination Agent receives or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.4(b) and 2.4(c) hereof, as applicable.

            (b) (i) Redemptions and Purchases of Equipment Trust Certificates. So long as no Triggering Event shall have occurred (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption or purchase (including, without limitation, a purchase resulting from the sale of the Equipment Trust Certificates permitted by Article IV hereof) of all of the Equipment Trust Certificates issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in the following order of priority:

            first, such amount as shall be required to pay (A) all accrued and unpaid Liquidity Expenses then in arrears plus (B) the product of (x) the aggregate amount of all accrued and unpaid Liquidity Expenses not in arrears to such Special Distribution Date multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Trust Certificates being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Trust Certificates, shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

            second, such amount as shall be required to pay (A) all accrued and unpaid interest then in arrears on all Liquidity Obligations plus
      (B) the product of (x) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears to such Special Distribution Date (at the rate provided in the applicable Liquidity Facility) multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Trust Certificates being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Trust Certificates, shall be distributed to the Liquidity Providers pari passu on the basis of the amount of such accrued and unpaid interest owed to each Liquidity Provider;

            third, such amount as shall be required (A) to pay or reimburse the Liquidity Providers in an amount equal to the amount of any unreimbursed Interest Drawings under the Liquidity Facilities shall be distributed to the Liquidity Providers or (B) so long as no Liquidity Event of Default shall have occurred and be continuing, to replenish the Cash Accounts up to their respective Required Amounts shall be deposited in the Cash Accounts, in each such case, pari passu on the basis of the amounts of such unreimbursed Interest Drawings and deficiencies;

            fourth, such amount as shall be required to pay in full Expected Distributions to the holders of Class A Pass Through Certificates on such Special Distribution Date shall be distributed to the Pass Through Trustee of the Class A Pass Through Trust;

            fifth, such amount as shall be required to pay in full Expected Distributions to the holders of Class B Pass Through Certificates on such Special Distribution Date shall be distributed to the Pass Through Trustee of the Class B Pass Through Trust;

            sixth, such amount as shall be required to pay in full Expected Distributions to the holders of Class C Pass Through Certificates on such Special Distribution Date shall be distributed to the Pass Through Trustee of the Class C Pass Through Trust; and

            seventh, the balance, if any, of such Special Payment shall be transferred to the Collection Account for distribution in accordance with Section 3.2 hereof.

            (ii) Upon the occurrence of a Triggering Event (whether or not continuing), the Subordination Agent shall make distributions of amounts on deposit in the Special Payments Account on account of the redemption or purchase of all of the Equipment Trust Certificates issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in accordance with Section 3.3 hereof.

            (c) Other Special Payments. Except as provided in clause (e) below, any amounts on deposit in the Special Payments Account other than in respect of amounts to be distributed pursuant to Section 2.4(b) shall be distributed on the Special Distribution Date therefor in accordance with
Article III hereof.

            (d) Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.4(b) or (c) shall be invested in accordance with
Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Section 2.4(b) or (c), as the case may be.

            (e) Certain Payments. The Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment received by it from the Owner Participant, the Owner Trustee or Federal Express Corporation in respect of any Pass Through Trustee or any Liquidity Provider (collectively, the "Payees") and (ii) any compensation (including, without limitation, any fees payable to any Liquidity Provider under Section 2.03 of any Liquidity Facility) received by it from the Owner Participant, the Owner Trustee or Federal Express Corporation under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

            SECTION 2.5 Designated Representatives. (a) With the delivery of this Agreement, each Pass Through Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Pass Through Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Trustee Incumbency Certificate") of a Responsible Officer of such Pass Through Trustee certifying as to the incumbency and specimen signatures of the officers of such Pass Through Trustee and the attorney-in-fact and agents of such Pass Through Trustee (the "Trustee Representatives") authorized to give Written Notices on behalf of such Pass Through Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

            (b) With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (an "LP Incumbency Certificate") of any authorized signatory of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (the "LP Representatives" and, together with the Trustee Representatives, the "Designated Representatives") authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent LP Incumbency Certificate, it shall be entitled to rely on the last LP Incumbency Certificate delivered to it hereunder.

            SECTION 2.6 Controlling Party. (a) The Pass Through Trustees and the Liquidity Providers hereby agree that, with respect to any Indenture at any given time, the Indenture Trustee thereunder will be directed (i) in taking, or refraining from taking, any action with respect to such Indenture or the Equipment Trust Certificates issued thereunder, so long as no Indenture Event of Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Trust Certificates (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Trust Certificates, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Pass Through Trustees representing holders of Pass Through Certificates representing an undivided interest in such principal amount of Equipment Trust Certificates), and (ii) after the occurrence and during the continuance of an Indenture Event of Default thereunder (which has not been cured by the applicable Owner Trustee or the applicable Owner Participant pursuant to Section 8.03 of such Indenture), in taking, or refraining from taking, any action with respect to such Indenture or such Equipment Trust Certificates, including exercising remedies thereunder (including accelerating the Equipment Trust
Certificates issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Trust Certificates), by the Controlling Party.

            (b) The Person who shall be the "Controlling Party" with respect to any Indenture shall be: (x) the Pass Through Trustee of the Class A Pass Through Trust; (y) upon payment of Final Distributions to the holders of Class A Pass Through Certificates, the Pass Through Trustee of the Class B Pass Through Trust; and (z) upon payment of Final Distributions to the holders of Class B Pass Through Certificates, the Pass Through Trustee of the Class C Pass Through Trust. For purposes of giving effect to the foregoing, the Pass Through Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Trust Certificates, shall exercise its voting rights in respect of the Equipment Trust Certificates as directed by the Controlling Party and any vote so exercised shall be binding upon the Pass Through Trustees and all Certificateholders.

            The Subordination Agent shall give written notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

            (c) Notwithstanding the foregoing, the Liquidity Provider with the then greatest amount of unreimbursed Liquidity Obligations payable to it under the Liquidity Facilities shall have the right to elect, by Written Notice to the Subordination Agent and each Pass Through Trustee, to become the Controlling Party hereunder with respect to any Indenture at any time from and including the date which is 18 months after the earlier of (i) the Acceleration of the Equipment Trust Certificates under such Indenture and (ii) a Final Drawing with respect to the Liquidity Facilities, if, in the case of clauses (i) and (ii) above, at the time of such election all Liquidity Obligations owed to such Liquidity Provider under the Liquidity Facilities have not been paid in full.

            (d) The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Section 4.1(a)(ii) hereof.

            (e) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.


                                  ARTICLE III

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                               AMOUNTS RECEIVED

            SECTION 3.1 Written Notice of Distribution. (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Distribution Date (or Special Distribution Date for purposes of Section 2.4(b) hereof, as the case may be), each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

            (i) With respect to the Class A Pass Through Certificates, the Pass Through Trustee of the Class A Pass Through Trust shall separately set forth the amounts to be paid in accordance with clause "fourth" of
      Section 3.2 or Section 2.4(b), as the case may be, hereof;

            (ii) With respect to the Class B Pass Through Certificates, the Pass Through Trustee of the Class B Pass Through Trust shall separately set forth the amounts to be paid in accordance with clause "fifth" of
      Section 3.2 or Section 2.4(b), as the case may be, hereof;

            (iii) With respect to the Class C Pass Through Certificates, the Pass Through Trustee of the Class C Pass Through Trust shall separately set forth the amounts to be paid in accordance with clause "sixth" of
      Section 3.2 or Section 2.4(b), as the case may be, hereof;

            (iv) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "first", "second" and "third" of Section 3.2 or
      Section 2.4(b), as the case may be, hereof; and

            (v) Each Pass Through Trustee shall set forth the amounts to be paid to it in accordance with clause "seventh" of Section 3.2 hereof.

The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of the Pass Through Certificates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

            (b) Following the occurrence of a Triggering Event, the Subordination Agent shall request the following information from the following Persons, and each of the following Persons shall, upon the request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

            (i) With respect to the Class A Pass Through Certificates, the Pass Through Trustee of the Class A Pass Through Trust shall separately set forth the amounts to be paid in accordance with clauses "first" and "fifth" (relating to indemnity payments made by the Class A Pass Through Certificateholders) and "sixth" of Section 3.3 hereof;

            (ii) With respect to the Class B Pass Through Certificates, the Pass Through Trustee of the Class B Pass Through Trust shall separately set forth the amounts to be paid in accordance with clauses "first" and "fifth" (relating to indemnity payments made by the Class B Pass Through Certificateholders) and "seventh" of Section 3.3 hereof;

            (iii) With respect to the Class C Pass Through Certificates, the Pass Through Trustee of the Class C Pass Through Trust shall separately set forth the amounts to be paid in accordance with clauses "first" and "fifth" (relating to indemnity payments made by the Class C Pass Through Certificateholders) and "eighth" of Section 3.3 hereof;

            (iv) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "first", "second" "third" and "fourth" of
      Section 3.3 hereof; and

            (v) Each Pass Through Trustee shall set forth the amounts to be paid in accordance with clause "fifth" of Section 3.3 hereof.

            (c) At such time as a Pass Through Trustee or a Liquidity Provider shall have received all amounts owing to it (and, in the case of a Pass Through Trustee, the Certificateholders for which it is acting) pursuant to Section 2.4, 3.2 or 3.3 hereof, as applicable, and, in the case of a Liquidity Provider, its commitment under the related Liquidity Facility shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

            (d) As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by the Pass Through Trustee or any Liquidity Provider pursuant to paragraphs (a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

            (e) Any Written Notice delivered by a Pass Through Trustee or a Liquidity Provider, as applicable, pursuant to Section 3.1(a), 3.1(b) or 3.1(c) hereof, if made prior to 10:00 A.M. (New York City time) shall be effective on the date delivered (or if delivered later shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

            (f) In the event the Subordination Agent shall not receive from any Person any information set forth in paragraphs (a) or (b) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 3.2 or 3.3 hereof, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses "first" through "eighth" of Section 3.2 and clauses "first" through "ninth" of Section 3.3 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

            (g) On such dates (but not more frequently than monthly) as any Liquidity Provider or any Pass Through Trustee shall request, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(f) hereof.

            SECTION 3.2 Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.4, 3.1(f), 3.3, 3.4 and 3.6(b), amounts on deposit in the Collection Account (or, in the case of any amount described in Section 2.4(c), on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Section 2.4(c), on the Special Distribution Date therefor) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a) hereof:

            first, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

            second, such amount as shall be required to pay in full the aggregate amount of interest accrued on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) and unpaid shall be distributed to the Liquidity Providers pari passu on the basis of the amount of such accrued and unpaid interest owed to each Liquidity Provider;

            third, such amount as shall be required (A) to pay or reimburse the Liquidity Providers in an amount equal to the amount of all Liquidity Obligations then due (other than amounts payable pursuant to clause "first" or "second" of this Section 3.2) shall be distributed to the Liquidity Providers, and (B) if applicable, to replenish the Cash Accounts up to their respective Required Amounts shall be deposited in the Cash Accounts, in each such case, pari passu on the basis of the amounts of such unreimbursed Liquidity Obligations and/or deficiencies;

            fourth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class A Pass Through Certificates on such Distribution Date shall be distributed to the Pass Through Trustee of the Class A Pass Through Trust;

            fifth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Pass Through Certificates on such Distribution Date shall be distributed to the Pass Through Trustee of the Class B Pass Through Trust;

            sixth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class C Pass Through Certificates on such Distribution Date shall be distributed to the Pass Through Trustee of the Class C Pass Through Trust;

            seventh, such amount as shall be required to pay in full the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Subordination Agent and each Pass Through Trustee pursuant to the terms of this Agreement and the Pass Through Agreements, as the case may be, shall be distributed to the Subordination Agent and such Pass Through Trustee; and

            eighth, the balance, if any, of any such payment remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

            SECTION 3.3 Distribution of Amounts on Deposit Following a Triggering Event. (a) Except as otherwise provided in Sections 3.1(f) and 3.6(b) hereof, upon the occurrence of a Triggering Event and at all times thereafter, all funds in the Collection Account or the Special Payments Account shall be promptly distributed by the Subordination Agent in the following order of priority:

            first, such amount as shall be required to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Trust Certificates or any Trust Property, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) each Pass Through Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Pass Through Agreement (to the extent not previously reimbursed), shall be distributed to such Pass Through Trustee and (iii) any Liquidity Provider or Certificateholder for payments, if any, made by it to the Subordination Agent or any Pass Through Trustee in respect of amounts described in clause (i) above, shall be distributed to such Liquidity Provider or to the applicable Pass Through Trustee for the account of such Certificateholder, in each such case, pari passu on the basis of all amounts described in clauses (i) through (iii) above;

            second, such amount remaining as shall be required to pay all accrued and unpaid Liquidity Expenses shall be distributed to each Liquidity Provider pari passu on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

            third, such amount remaining as shall be required to pay accrued and unpaid interest on the Liquidity Obligations as provided in the Liquidity Facilities shall be distributed to each Liquidity Provider pari passu on the basis of the amount of such accrued and unpaid interest owed to each Liquidity Provider;

            fourth, such amount remaining as shall be required (A) to pay in full the outstanding amount of all Liquidity Obligations, whether or not then due (other than amounts payable pursuant to clause "second" or "third" of this Section 3.3) shall be distributed to each Liquidity Provider that has not funded a Cash Account in accordance with Section 3.6(c) or 3.6(i) hereof, and/or (B) if applicable, so long as no Performing Certificate Deficiency exists and no Liquidity Event of Default has occurred and is continuing, to replenish the Cash Accounts up to their respective Required Amounts shall be deposited in the Cash Accounts, in each case, pari passu on the basis of the amount of Liquidity Obligations owed to each Liquidity Provider and/or such deficiencies;

            fifth, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Pass Through Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Pass Through Agreement), expense, fee, charge, loss or any other amount payable to such Pass Through Trustee under the applicable Pass Through Agreements (to the extent not previously reimbursed), shall be distributed to such Pass Through Trustee and (iii) each Certificateholder for payments, if any, made by it pursuant to Section
      5.2 hereof in respect of amounts described in clause (i) above, shall be distributed to the applicable Pass Through Trustee for the account of such Certificateholder, in each such case, pari passu on the basis of all amounts described in clauses (i) through (iii) above;

            sixth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class A Pass Through Certificates shall be distributed to the Pass Through Trustee of the Class A Pass Through Trust;

            seventh, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class B Pass Through Certificates shall be distributed to the Pass Through Trustee of the Class B Pass Through Trust;

            eighth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class C Pass Through Certificates shall be distributed to the Pass Through Trustee of the Class C Pass Through Trust; and

            ninth, such amount remaining shall be retained in the Collection Account until the immediately succeeding Distribution Date or, if all Classes of Certificates shall have been paid in full, shall be distributed to the Owner Trustee.

            SECTION 3.4 Other Payments. Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent in the order of priority specified in Section 3.3.

            SECTION 3.5 Payments to the Pass Through Trustee and the Liquidity Providers. Any amounts distributed hereunder to any Liquidity Provider shall be paid to such Liquidity Provider by wire transfer of funds to the address such Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Pass Through Trustee which shall not be the same institution as the Subordination Agent shall be paid to such Pass Through Trustee by wire transfer of funds at the address such Pass Through Trustee shall provide to the Subordination Agent.

            SECTION 3.6 Liquidity Facilities. (a) Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class A Pass Through Certificates or the Class B Pass Through Certificates (at the Stated Interest Rate for such Class of Pass Through Certificates), then, prior to 12:00 noon (New York City time) on the Business Day following such Distribution Date, the Subordination Agent shall request a drawing (each such drawing, an "Interest Drawing") under the Liquidity Facility with respect to such Class of Pass Through Certificates in an amount equal to the lesser of
(i) an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate for such Class of Pass Through Certificates) and (ii) the Available Amount under such Liquidity Facility, and shall pay such amount to the Pass Through Trustee with respect to such Class of Pass Through Certificates in payment of such accrued interest.

            (b) Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class A Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class A Cash Account, and payable in each case to the Class A Pass Through Certificateholders, shall be promptly distributed to the Pass Through Trustee of the Class A Pass Through Trust and (ii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class B Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class B Cash Account, and payable in each case to the Class B Pass Through Certificateholders, shall be promptly distributed to the Pass Through Trustee of the Class B Pass Through Trust.

            (c) Downgrade Drawings. If at any time the debt rating of any Liquidity Provider issued by either Rating Agency is lower than the applicable Threshold Rating, within 30 days after receiving notice of such downgrading (but no later than the expiration date of the Liquidity Facility issued by the downgraded Liquidity Provider (the "Downgraded Facility")), such Liquidity Provider may arrange, or the Subordination Agent (in consultation with Federal Express Corporation), may arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Subordination Agent. If a Downgraded Facility has not been replaced in accordance with the terms of this paragraph, the Subordination Agent shall, on such 30th day (or if such 30th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a "Downgrade Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.6(f) hereof. The Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to the Liquidity Provider.

            (d) Non-Extension Drawings. If any Liquidity Facility with respect to any Class of Pass Through Certificates is scheduled to expire on a date (the "Stated Expiration Date") prior to the date that is 15 days after the Final Legal Distribution Date for such Class of Pass Through Certificates, then, no earlier than the 60th day and no later than the 40th day prior to the then Stated Expiration Date, the Subordination Agent shall request that such Liquidity Provider extend the Stated Expiration Date for a period of 364 days after the Stated Expiration Date (unless the obligations of such Liquidity Provider thereunder are earlier terminated in accordance with such Liquidity Facility). The Liquidity Provider shall advise the Subordination Agent, no earlier than 40 days and no later than 25 days prior to such Stated Expiration Date, whether, in its sole discretion, it agrees to so extend the Stated Expiration Date. If, on or before such 25th day, such Liquidity Facility shall not have been so extended or replaced in accordance with Section 3.6(e), or if the Liquidity Provider fails irrevocably and unconditionally to advise the Subordination Agent on or before the 25th day prior to the Stated Expiration Date then in effect that such Stated Expiration Date shall be so extended, the Subordination Agent shall, on such 25th day (or as soon as possible thereafter), in accordance with and to the extent permitted by the terms of the expiring Liquidity Facility (a "Non-Extended Facility"), request a drawing under such expiring Liquidity Facility (such drawing, a "Non-Extension Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to any Non-Extension Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

            (e) Issuance of Replacement Liquidity Facility. At any time, the Subordination Agent may, at its option, in consultation with Federal Express Corporation, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility for any Class of Pass Through Certificates; provided that the initial Liquidity Provider may not be replaced unless there shall have become due to the initial Liquidity Provider amounts pursuant to Section 3.1, 3.2 or 3.3 of the Liquidity Facilities and the replacement of the initial Liquidity Provider would reduce or eliminate the obligation to pay such amounts. In any such consultation, the Subordination Agent shall accept the recommendations of Federal Express Corporation in the absence of a good faith reason not to do so. If such Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing has been made, all funds on deposit in the relevant Cash Account will be returned to the Liquidity Provider being replaced. No such Replacement Liquidity Facility executed in connection therewith shall become effective and no such Replacement Liquidity Facility shall be deemed a "Liquidity Facility" under the Operative Agreements, unless and until (i) the conditions referred to in the immediately following paragraph shall have been satisfied and (ii) if such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class A Pass Through Certificateholders or the Class B Pass Through Certificateholders under any of the Operative Agreements, the applicable Pass Through Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility.

            In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of the rating then in effect for any Class of Pass Through Certificates by such Rating Agency (without regard to the ratings of any Liquidity Provider being replaced pursuant to Section 3.6(c) hereof), (y) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment shall be made first from available funds in the Cash Account as described in clause (vii) of
Section 3.6(f) hereof and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility, it being understood that no Replacement Liquidity Facility shall become effective (other than insofar as necessary to permit the repayment of amounts owed to the replaced Liquidity Provider) until all amounts owed to the replaced Liquidity Provider have been paid) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider. Upon satisfaction of the conditions set forth in this Section 3.6(e), (i) the replaced Liquidity Facility shall terminate and (ii) such Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights and obligations of a Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility hereunder and under the other Operative Agreements.

            (f) Cash Accounts; Withdrawals; Investments. In the event the Subordination Agent shall draw all available amounts under the Class A Liquidity Facility or the Class B Liquidity Facility pursuant to Section 3.6(c) or a Final Drawing shall be made as provided in the Liquidity Facility, amounts so drawn shall be deposited by the Subordination Agent in the Class A Cash Account or the Class B Cash Account, respectively. Amounts so deposited shall be invested in Specified Investments in accordance with Section 2.2(b) hereof. Investment Earnings on amounts on deposit in the Cash Accounts as a result of any drawings under Section 3.6(c) hereof (other than to the extent such drawing becomes a Final Drawing) shall be paid to the respective Liquidity Provider entitled thereto prior to giving effect to the distributions below on each Distribution Date commencing on the first Distribution Date after any such drawing. Investment Earnings on amounts on deposit in the Cash Accounts as a result of any drawings under Section 3.6(i) hereof (and amounts which become a Final Drawing) shall be deposited in the Collection Account. The Subordination Agent shall deliver a written statement to the recipient Liquidity Provider one day prior to each Distribution Date setting forth the aggregate amount of Investment Earnings held in the Cash Accounts as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such account as follows:

            (i) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class A Pass Through Certificates (at the Stated Interest Rate for the Class A Pass Through Certificates) from any other source, withdraw from the Class A Cash Account, and pay to the Pass Through Trustee of the Class A Pass Through Trust an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class A Pass Through Certificates) on such Class A Pass Through Certificates and (y) the amount on deposit in the Class A Cash Account;

            (ii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class B Pass Through Certificates (at the Stated Interest Rate for the Class B Pass Through Certificates) from any other source, withdraw from the Class B Cash Account, and pay to the Pass Through Trustee of the Class B Pass Through Trust an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class B Pass Through Certificates) on such Class B Pass Through Certificates and (y) the amount on deposit in the Class B Cash Account;

            (iii) on each date on which the Pool Balance of the Class A Pass Through Trust shall have been reduced by payments made to the Class A Pass Through Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof, the Subordination Agent shall withdraw from the Class A Cash Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (including any such reduction resulting from a prior withdrawal of amounts on deposit in the Class A Cash Account on such date), the Required Amount (with respect to the Class A Liquidity Facility) will be on deposit in the Class A Cash Account and shall first, pay such amount to the Class A Liquidity Provider until the Liquidity Obligations (with respect to the Class A Pass Through Certificates) shall have been paid in full, and second, deposit any remaining amount in the Collection Account;

            (iv) on each date on which the Pool Balance of the Class B Pass Through Trust shall have been reduced by payments made to the Class B Pass Through Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof, the Subordination Agent shall withdraw from the Class B Cash Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (including any such reduction resulting from a prior withdrawal of amounts on deposit in the Class B Cash Account on such date), the Required Amount (with respect to the Class B Liquidity Facility) will be on deposit in the Class B Cash Account and shall first, pay such amount to the Class B Liquidity Provider until the Liquidity Obligations (with respect to the Class B Pass Through Certificates) shall have been paid in full, and second, deposit any remaining amount in the Collection Account;

            (v) if a Replacement Liquidity Facility for any Class of Pass Through Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Account for such Class of Pass Through Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Cash Account and shall pay such amounts to the replaced Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account; and

            (vi) following the payment of Final Distributions with respect to any Class of Pass Through Certificates, on the date on which the Subordination Agent shall have been notified by the Liquidity Provider for such Class of Pass Through Certificates that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the Cash Account in respect of such Class of Pass Through Certificates and shall deposit such amount in the Collection Account.

            (g) Reinstatement. With respect to any Interest Drawing under the Liquidity Facility for any Pass Through Trust, upon the reimbursement of the applicable Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount so reimbursed to the applicable Liquidity Provider but not to exceed the Required Amount for such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both (i) a Triggering Event shall have occurred and (ii) a Performing Certificate Deficiency exists or (y) a Liquidity Event of Default shall have occurred and be continuing under such Liquidity Facility. In the event that at any time prior to both the occurrence of a Triggering Event and the existence of a Performing Certificate Deficiency funds are withdrawn from any Cash Account pursuant to clauses (i), (ii) or (iii) of Section 3.6(f) hereof, then funds received by the Subordination Agent prior to both the occurrence of a Triggering Event and the existence of a Performing Certificate Deficiency shall be deposited in such Cash Account as provided in clause "third" of Section 2.4(b), clause "third" of Section 3.2 or clause "fourth" of
Section 3.3, as applicable, and applied in accordance with Section 3.6(f) hereof.

            (h) Reimbursement. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

            (i) Final Drawing. If any action is required under a Liquidity Facility to be taken by the Subordination Agent in order to make a Final Drawing thereunder, the Subordination Agent shall not fail to take such action. Upon receipt of the proceeds of a Final Drawing under the related Liquidity Facility, the Subordination Agent shall maintain and invest such proceeds in accordance with Section 3.6(f) hereof.

            (j) Reduction of Stated Amount. Promptly following each date on which the Required Amount of the Liquidity Facility for a Class of Pass Through Certificates is reduced as a result of a distribution to the Certificateholders of such Class of Pass Through Certificates, the Subordination Agent shall, if such Liquidity Facility provides for reductions of the Stated Amount of such Liquidity Facility and if such reductions are not automatic, request the Liquidity Provider for such Class of Pass Through Certificates to reduce such Stated Amount to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment). Each such request shall be made in accordance with the provisions of the applicable Liquidity Facility.

            (k) Relation to Subordination Provisions. Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Accounts, in each case, in respect of interest on the Pass Through Certificates of any Class, will be distributed to the Pass Through Trustee for such Class of Pass Through Certificates, notwithstanding Sections 3.2, 3.3 and 3.6(h) hereof.


                                  ARTICLE IV

                             EXERCISE OF REMEDIES

            SECTION 4.1 Directions from the Controlling Party. (a) (i) Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, the Controlling Party shall direct the Indenture Trustee under such Indenture in the exercise of remedies available to the holders of the Equipment Trust Certificates issued pursuant to such Indenture, including, without limitation, the ability to vote all such Equipment Trust Certificates in favor of declaring all of the unpaid principal amount of such Equipment Trust Certificates and accrued interest thereon to be due and payable under, and in accordance with, the provisions of such Indenture. Subject to the Owner Trustees' and the Owner Participants' rights set forth in the Indentures to purchase the Equipment Trust Certificates, if the Equipment Trust Certificates issued pursuant to any Indenture have been Accelerated following an Indenture Event of Default with respect thereto, the Controlling Party may sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Trust Certificates to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

            (ii) Subject to the Owner Trustees' and the Owner Participants' rights set forth in the Indentures to purchase the Equipment Trust Certificates, and notwithstanding the foregoing, so long as any Pass Through Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Trust Certificates issued pursuant to any Indenture or (y) the occurrence of a Federal Express Corporation Bankruptcy Event, without the consent of the Pass Through Trustee, (A) no Aircraft subject to the Lien of such Indenture or such Equipment Trust Certificates may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Trust Certificates and (B) the amount and payment dates of rentals payable by Federal Express Corporation under the Lease for such Aircraft may not be adjusted if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Federal Express Corporation under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Trust Certificates issued pursuant to such Indenture as the discount rate.

            (iii) At the request of the Controlling Party, the Subordination Agent may from time to time during the continuance of an Indenture Event of Default (and before the occurrence of a Triggering Event) commission LTV Appraisals with respect to the related Aircraft.

            (iv) After a Triggering Event occurs and any Equipment Trust Certificates becomes a Non-Performing Equipment Trust Certificates, the Subordination Agent shall obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in any such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

            (b) The Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of such Aircraft or Equipment Trust Certificates. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Subordination Agent, on behalf of the Controlling Party, may maintain possession of such Equipment Trust Certificates and continue to apply monies received in respect of such Equipment Trust Certificates in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may instruct the Indenture Trustee under such Indenture to foreclose on the Lien on the related Aircraft or to take any other remedial action permitted under such Indenture or applicable law.

            SECTION 4.2 Remedies Cumulative. Each and every right, power and remedy given to the Pass Through Trustees, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Pass Through Trustee, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Pass Through Trustee, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

            SECTION 4.3 Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such proceedings, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

            SECTION 4.4 Right of Certificateholders and Liquidity Providers to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding but subject to each Pass Through Agreement, the right of any Certificateholder or any Liquidity Provider, respectively, to receive payments pursuant to Section 2.4, 3.2 or 3.3 hereof when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder or such Liquidity Provider, respectively.

            SECTION 4.5 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider or a Pass Through Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Pass Through Certificates.


                                   ARTICLE V

                      DUTIES OF THE SUBORDINATION AGENT;
                 AGREEMENTS OF THE PASS THROUGH TRUSTEE, ETC.

            SECTION 5.1 Notice of Indenture Event of Default or Triggering Event. (a) In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Event of Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail to the Rating Agencies, the Liquidity Providers and the Pass Through Trustees notice of such Indenture Event of Default or Triggering Event, unless such Indenture Event of Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Event of Default or Triggering Event unless notified in writing by one or more Pass Through Trustees, one or more Liquidity Providers or one or more Certificateholders.

            (b) Other Notices. The Subordination Agent will furnish to each Liquidity Provider and each Pass Through Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Trust Certificates or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or such Pass Through Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

            SECTION 5.2 Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Section
5.1 (other than the first sentence thereof) or Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination Agent shall not be required to take any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

            SECTION 5.3 No Duties Except as Specified in Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or any other Operative Agreement.

            SECTION 5.4 Notice from the Liquidity Providers and the Pass Through Trustee. If a Responsible Officer of any Liquidity Provider or any Pass Through Trustee has notice of an Indenture Event of Default or a Triggering Event, such Person shall promptly give notice thereof to all other Liquidity Providers and Pass Through Trustees and to the Subordination Agent, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.


                                  ARTICLE VI

                            THE SUBORDINATION AGENT

            SECTION 6.1 Authorization, Acceptance of Trusts and Duties. Each Pass Through Trustee for the Class A and Class B Pass Through Trusts hereby designates and appoints the Subordination Agent as the agent and trustee of such Pass Through Trustee under the applicable Liquidity Facility and authorizes the Subordination Agent to enter into the applicable Liquidity Facility as agent and trustee for such Pass Through Trustee. Each of the Liquidity Providers and the Pass Through Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement. First Security Bank, National Association, hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or negligence, (b) as provided in Section 2.2 hereof and (c) for liabilities that may result from the inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

            SECTION 6.2 Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

            SECTION 6.3  No Representations or Warranties as to Documents.
The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party.
The Certificateholders, the Pass Through Trustees and the Liquidity Providers make no representation or warranty hereunder whatsoever.

            SECTION 6.4 No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Pass Through Trustee or any Liquidity Provider as provided in Articles II and III hereof need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

            SECTION 6.5 Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Pass Through Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Pass Through Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Pass Through Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider or Pass Through Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers and each of the Pass Through Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of each of the Liquidity Providers and the Pass Through Trustee with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

            SECTION 6.6 Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

            SECTION 6.7 Compensation. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Pass Through Trustee or Liquidity Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

            SECTION 6.8 May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

            SECTION 6.9 Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof or of the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in
Section 8.1.

            SECTION 6.10 Money to Be Held in Trust. All Equipment Trust Certificates, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Trust Certificates, monies and other property. All such Equipment Trust Certificates, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.


                                  ARTICLE VII

                    INDEMNIFICATION OF SUBORDINATION AGENT

            SECTION 7.1 Scope of Indemnification. The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Articles 8 and 9 of the Participation Agreements. The indemnities contained in such Articles 8 and 9 shall survive the termination of this Agreement.


                                 ARTICLE VIII

                         SUCCESSOR SUBORDINATION AGENT

            SECTION 8.1 Replacement of Subordination Agent; Appointment of Successor. The Subordination Agent may resign at any time by so notifying the Pass Through Trustees and the Liquidity Providers. The Liquidity Provider or the Controlling Party (or, prior to the occurrence of a Triggering Event, the Person who would be the Controlling Party if a Triggering Event had occurred) may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party (or, prior to the occurrence of a Triggering Event, the Person who would be the Controlling Party if a Triggering Event had occurred) shall remove the Subordination Agent if:

            (1) the Subordination Agent fails to comply with Section 6.9 hereof;

            (2)   the Subordination Agent is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Subordination Agent or its property; or

            (4) the Subordination Agent otherwise becomes incapable of acting.

            If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party (or, prior to the occurrence of a Triggering Event, the Person who would be the Controlling Party if a Triggering Event had occurred), in consultation with Federal Express Corporation, shall promptly appoint a successor Subordination Agent.

            Any corporation into which the Subordination Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subordination Agent shall be a party, or any corporation to which substantially all the corporate trust business of the Subordination Agent may be transferred, shall, subject to the terms of Section 6.9 hereof, be the Subordination Agent hereunder and under the other Operative Agreements to which the Subordination Agent is a party without further act, except that such Person shall give prompt subsequent notice of such transaction to the Liquidity Provider and each Pass Through Trustee.

            A successor Subordination Agent shall deliver a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall send a written notice of its succession to the Liquidity Providers and the Pass Through Trustees. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

            If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or either one or more of the Pass Through Trustees or Federal Express Corporation may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

            If the Subordination Agent fails to comply with Section 6.9 hereof (to the extent applicable), one or more of the Pass Through Trustees, one or more of the Liquidity Providers or Federal Express Corporation may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

            Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.


                                  ARTICLE IX

                          SUPPLEMENTS AND AMENDMENTS

            SECTION 9.1 Amendments, Waivers, Etc. (a) This Agreement may not be supplemented, amended or modified without the consent of each Pass Through Trustee (acting with the consent of holders of Pass Through Certificates of the related Class evidencing interests in the related Pass Through Trust aggregating not less than a majority in interest in such Trust), the Subordination Agent and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of any Pass Through Trustee (i) if such supplement or amendment cures an ambiguity or inconsistency or does not materially adversely affect such Pass Through Trustee or the holders of the related Class of Pass Through Certificates or (ii) to provide for a Non-Extension Drawing under a Replacement Liquidity Facility which is scheduled to expire prior to the date which is 15 days after the Final Legal Distribution Date and for the deposit of such Non-Extension Drawing in the Class A Cash Account provided, in the case of this clause (ii), that the Subordination Agent shall have received a Ratings Confirmation after giving effect to such amendment or modification. Notwithstanding the foregoing, without the consent of each Certificateholder and each Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Pass Through Trust evidenced by the Pass Through Certificates issued by such Pass Through Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) modify Section 2.4, 3.2 or 3.3 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Trust Certificates or pursuant to the Liquidity Facilities. Nothing contained in this Section shall require the consent of a Pass Through Trustee at any time following the payment of Final Distributions with respect to the related Class of Pass Through Certificates.

            (b) In the event that the Subordination Agent, as the registered holder of any Equipment Trust Certificates, receives a request for its consent to any amendment, modification or waiver under such Equipment Trust Certificates, the Indenture pursuant to which such Equipment Trust Certificates were issued, or the Lease, Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing, the Subordination Agent shall request instructions with respect to each Series of Equipment Trust Certificates from the Pass Through Trustee of the Pass Through Trust which holds such Equipment Trust Certificates and shall vote or consent in accordance with the instructions of such Pass Through Trustee and (ii) if any Indenture Event of Default (which has not been cured by the applicable Owner Trustee or the applicable Owner Participant pursuant to Section 4.03 of such Indenture) shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party; provided that no such amendment, modification or waiver shall, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by Federal Express Corporation under the Lease; and provided further that no amendment of or supplement to any Indenture, any Lease or any Participation Agreement or waiver or modification of the terms of, or consent under, any thereof, shall, without the consent of each Liquidity Provider, have any of the effects listed in the provisos to Section 7.11 or 13.02 or Section 8.01(c) of the Indenture.

            SECTION 9.2 Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

            SECTION 9.3 Effect of Supplemental Agreements. Upon the execution of any amendment or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

            SECTION 9.4 Notice to Rating Agencies. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article IX, the Subordination Agent shall send a copy thereof to each Rating Agency.


                                   ARTICLE X

                                 MISCELLANEOUS

            SECTION 10.1 Termination of Intercreditor Agreement. Following payment of Final Distributions with respect to each Class of Pass Through Certificates and the payment in full of all Liquidity Obligations to the Liquidity Providers and provided that there shall then be no other amounts due to the Certificateholders, the Pass Through Trustees, the Liquidity Providers and the Subordination Agent hereunder or under the Pass Through Agreements, and that the commitment of the Liquidity Providers under the Liquidity Facilities shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 10.2 Intercreditor Agreement for Benefit of the Pass Through Trustees, Liquidity Providers and Subordination Agent. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Pass Through Trustees, the Liquidity Providers and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

            SECTION 10.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid or by Federal Express Corporation courier service, or by confirmed telecopy and

            (i)   if to the Subordination Agent, addressed to at its office at:

                  First Security Bank, National Association
                  79 South Main Street
                  Salt Lake City, UT 84111
                  Attention:  Corporate Trust Services

            (ii) if to any Pass Through Trustee, addressed to it at its office at:

                  First Security Bank, National Association
                  79 South Main Street
                  Salt Lake City, UT 84111
                  Attention:  Corporate Trust Services

            (iii) if to any Liquidity Provider, addressed to it at its office at:

                  Kredietbank N.V.
                  New York Branch
                  125 West 55th Street
                  New York, New York 10019
                  Attention:  General Manager
                  Telecopy:  (212) 956-5580

Whenever any notice in writing is required to be given by any Pass Through Trustee or Liquidity Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is mailed by certified mail, postage prepaid or by Federal Express Corporation courier service or is sent by confirmed telecopy addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

            SECTION 10.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 10.5 No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            SECTION 10.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided.

            SECTION 10.7 Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 10.8 Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

            SECTION 10.9 Subordination. (a) As between the Liquidity Providers, on the one hand, and the Pass Through Trustees and the Certificateholders, on the other hand, this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

            (b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Liquidity Providers of all Liquidity Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Trust Certificates or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

            (c) If any Pass Through Trustee, any Liquidity Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Liquidity Providers, in respect of the Liquidity Obligations), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Liquidity Providers, such Liquidity Obligations) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

            (d) The Pass Through Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers and the Subordination Agent confirm that the payment priorities specified in Sections 2.4, 3.2 and 3.3 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Pass Through Trustees and the holders of Certificates are secured by certain assets and the Liquidity Obligations are not so secured. The Pass Through Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

            (e) Each of the Pass Through Trustees (on behalf of itself and the holders of Certificates), the Liquidity Providers and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

            (i) obtain a lien on any property to secure any amounts owing to it hereunder, including, in the case of the Liquidity Providers, the Liquidity Obligations;

            (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations;

            (iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations, or release or compromise any obligation of any obligor with respect thereto;

            (iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have; or

            (v) take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Pass Through Trustees, the Liquidity Providers or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

            SECTION 10.10 GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            SECTION 10.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

            (ii) consents that any such action or proceedings may be brought in such courts, and waives any objection that it may now or hereafter have that the venue of any such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to each party hereto at its address set forth in Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

            (c) The Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgement entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

                                          FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity but solely as Pass Through
                                          Trustee


                                          By ________________________________
                                             Name:
                                             Title:


                                          KREDIETBANK N.V., NEW YORK BRANCH,
                                          as Class A Liquidity Provider and
                                          Class B Liquidity Provider


                                          By ________________________________
                                             Name:
                                             Title:


                                          By ________________________________
                                             Name:
                                             Title:


                                          FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION, not in its individual
                                          capacity except as expressly set
                                          forth herein but solely as
                                          Subordination Agent and trustee


                                          By ________________________________
                                             Name:
                                             Title:



                                                SCHEDULE 1 TO
                                                INTERCREDITOR AGREEMENT


                                  Indentures



                                                SCHEDULE 2 TO
                                                INTERCREDITOR AGREEMENT


                           Participation Agreements